                                                                     EXHIBIT 3.1




                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           J.M. PETERS COMPANY, INC.



          The undersigned, being members of the initial Board of Directors of J.M. Peters Company, Inc., a corporation organized under that name by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on February 19, 1993 (the "Corporation"), hereby duly adopts this Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware for the purpose of amending and restating the Corporation's original Certificate of Incorporation. The undersigned hereby certify that, as of the date hereof, the Corporation has not received any payment for any of its stock and that no officers of the Corporation have been appointed. The undersigned further certify that they are directors designated by the Board of Directors of the Corporation to execute this instrument.

          The undersigned, for the purposes of forming a corporation pursuant to Section 101 of the Delaware General Corporation Law, hereby certify that:

          1st.  The name of the corporation is J.M. PETERS COMPANY, INC.

          2nd. The location of the registered office of the corporation within the State of Delaware is at 1013 Centre

Road, City of Wilmington, County of New Castle 19805. The resident agent at this address is Corporation Service Company.

          3rd. The corporation may engage in any lawful activity without limitation.

          4th. The aggregate number of shares which the corporation shall have authority to issue is Fifteen Million (15,000,000), all of which shall be shares of common voting stock of $.10 par value (the "Common Stock"). A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation.
Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights.

          5th. The members of the governing board of the corporation shall be styled "directors" and the number thereof shall not be less than three (3) nor more than nine (9), the exact number to be fixed by resolution of the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

          6th. The capital stock and the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment to pay the debts of the corporation or for any other purpose.

          7th. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualify are:

          Directors                                Mailing Address
          ---------                                ---------------
          Allan L. Acree                      9205 Mistwood Drive
                                              Potomac, MD  20854

          Dale Dowers                         13161 Contessa Drive
                                              Tustin, CA  92680

          David L. Inman                      6655 West Sahara, Suite E-100
                                              Las Vegas, NV  89102

          Hadi Makarechian                    c/o J.M. Peters Company, Inc.
                                              3501 Jamboree Road, Suite 200
                                              Newport Beach, CA  92660

          James M. Peters, Jr.                c/o J.M. Peters Company, Inc.
                                              3501 Jamboree Road, Suite 200
                                              Newport Beach, CA  92660

          8th.  The corporation is to have perpetual existence.

          9th. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

              To make, alter, amend and rescind the By-Laws of the corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

              In order to promote the interests of the corporation and to encourage the utilization of the corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the corporation, or to the payment of dividends, or otherwise; and further provided that the capital stock shall not be decreased except in accordance with the laws of the State of Delaware.

          10th. The personal liability of a director of the corporation to the corporation or its stockholders for damages for breach of fiduciary duty as a director shall be limited to an amount not exceeding said director's compensation for services as a director during the twelve-month period immediately preceding such breach, (the "Liability Amount"), except that a director's liability shall not be limited for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any actions in violation of Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by law, except as to the Liability Amount.

          For purposes of this Article 10, the Liability Amount shall not involve amounts received as reimbursement for expenses, or for services as an officer, employee or agent.

          Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          11th. The corporation reserves the right to amend, alter or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders or directors herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned duly authorized Directors of the corporation have hereunto set affixed their signatures and seal this 6th day
of   April           , 1993.


                                       /s/  HADI MAKARECHIAN
                                       ---------------------
                                       HADI MAKARECHIAN



                                       /s/  DALE DOWERS
                                       ---------------------
                                       DALE DOWERS